Exhibit 10.5

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement"), dated as of August 19, 2021 (the “Effective Date”), is by and between (1) Grom Social Enterprises, Inc., a Florida corporation (“Grom” or the “Company”), and (2) Brent Watts (the “Executive”). The Company and the Executive are sometimes referred to herein collectively as the “Parties” and individually as a “Party.

W I T N E S S E T H

WHEREAS, under a certain Membership Interest Purchase Agreement, dated July 29, 2021 (the “Purchase Agreement”) by and among the Company, Curiosity Ink Media LLC, a Delaware limited liability company (“Curiosity Ink”), and the holders of Curiosity Ink’s membership interests, including the Executive, the Company became the owner of a majority of Curiosity Ink’s outstanding equity interests and obtained control thereof (the “Acquisition”);

WHEREAS the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein; and

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Purchase Agreement, including the Acquisition, that the Parties execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, it is hereby agreed as follows:

1.       Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, in each case upon the terms and conditions set forth herein.

2.       Term. This Agreement shall commence on the date hereof (the “Commencement Date”) and terminate on the third (3rd) anniversary thereof (the “Initial Term”) unless (x) extended as provided in the following provisions of this Section 2 or (y) terminated as provided in Section 6 of this Agreement (as the case may be, the “Employment Period”). At the expiration of the Initial Term, the Employment Period shall automatically be extended, without any action on the part of the Company or the Executive, thereafter: (i) initially, for an additional term of two (2) years, and (ii) if so extended, additional and successive periods of one (1) year (each, an “Extended Term”) unless, in each case, the Company or the Executive shall have previously submitted a written notice to the other Party, not less than sixty (60) days prior to the expiration of the then Initial Term or Extended Term (as the case may be) to the effect that such first Party is not extending the Employment Period thereafter.

3.       Position and Duties.

(a)       During the Employment Period, the Executive: (1) shall serve as Chief Creative Officer of Curiosity Ink and (2) in such capacity, shall have such duties and responsibilities as are consistent with such offices and/or as otherwise may be reasonably prescribed from time to time by the Board of Directors, Board of Managers or similar governing body of Curiosity Ink and/or the Company (as applicable, the "Board"). The Executive shall report to Russell Hicks and Darren Marks.

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(b)       During the Employment Period, the Executive shall perform and discharge his duties and responsibilities well and faithfully and in accordance with the terms and conditions of this Agreement, and shall devote his best talents, efforts and abilities to the performance of his duties hereunder. The Executive’s principal place of employment shall be in Curiosity Ink’s current office location in or near, Salt Lake City, Utah.

(c)       During the Employment Period, the Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder; provided, however, the Executive shall not be precluded from making passive investments which do not require the devotion of any significant time or effort. In addition, the Company is fully aware that the Executive is the majority shareholder in and currently works for Struck, Inc (“Struck”). Executive shall be afforded the right and ability to wind down his obligation in Struck over the immediate twelve (12) to eighteen (18) months subsequent to execution of this Agreement (“Struck Transition”) and shall be afforded the ability to split his time obligations with Struck during the Struck Transition.

4.       Compensation. In consideration for the Executive's services hereunder:

(a)       Base Salary. The Company shall pay (or cause to be paid) to the Executive an annual base salary of $200,000, payable in cash, and which base salary may be increased from time to time during the Employment Period in the full and absolute discretion of the Board (as the case may be. the "Base Salary") but no less than a yearly minimum inflation increase of five percent (5%). The Base Salary will be payable in accordance with the customary payroll practices of the Company, but not less frequently than semi-monthly.

(b)       Bonus Opportunity. The Executive shall be entitled to be considered to receive a cash bonus for each calendar year on a periodic basis during the Employment Period in an amount of up to 80% of the initial Base Salary hereunder (i.e., up to $160,000; which, however, will be subject to pro ration for each such calendar year of less than twelve (12) months) upon achieving specific annually determined performance objectives as shall be determined and approved by the Board on an annual basis.

(c)       Stock Option Grant. In connection with this Agreement, on or about the date hereof Grom has granted to the Executive five-year, partially vested, non-qualified stock options to purchase common stock of Grom (i) having a value (based on the Black Scholes Option Pricing Model) of $200,000 as of the date hereof and (ii) otherwise on the terms and conditions of a Non-Qualified Option Agreement substantially in the form of Schedule A hereto.

(d)       Withholding. All payments required to be made to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with applicable law and Grom's policies (as applicable) applicable to executives of the Company.

5.       Benefits. During the Employment Period, the Company shall provide the Executive with the following benefits:

(a)       Health Allowance. If, during the Employment Period, the Company provides medical and dental health insurance coverage to its executive employees, the Company shall provide such coverage to the Executive in accordance with the terms of the relevant Company plan(s). If such coverage is not the same level of medical and dental coverage that which the Executive received immediately prior to the execution of this Agreement (“Pre-Agreement Healthcare”), or if the Company does not have in place a plan or plans for its executive employees providing Pre-Agreement Healthcare, then the Company shall provide the Executive with periodic health allowance payments in order that the Executive may maintain individually such health insurance coverages (and options therefor) so that the Executive may maintain the Pre-Agreement Healthcare.

(b)       Reimbursement of Expenses. During the Employment Period, the Company shall pay or reimburse the Executive for his reasonable out of pocket expenses for travel, entertainment and other business expenses actually and properly incurred or paid by the Executive in the performance of his duties under this Agreement and in conformity with the expense and reimbursement policies of the Company made generally applicable to its senior executives. Such payment or reimbursement shall be made upon presentation of expense statements and/or such other supporting information as the Company may reasonably made require of the Executive in accordance with such policies. Executive shall be entitled to the equivalent of Business Class for any International and/or Trans-continental travel.

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(d)       PTO. The Executive shall be entitled to five (5) weeks of paid “Personal Time Off” (PTO), including vacation days but in addition to paid holidays, during each full calendar year during the Employment Period (and a pro rata portion thereof for any portion of the Employment Period that is less than a full calendar year), subject to local laws and Grom’s written policies.

(e)       Other Benefits. The Executive may be entitled to such other benefits, if any, made generally available to other senior executives of Grom.

6.       Termination. The employment of the Executive shall or may be terminated prior to the expiration of the Employment Period in the manner described in this Section 6. Any such termination of employment shall also automatically and immediately effect a termination of this Agreement subject, however, to Section 7 below and provided that Section 8, and Sections 9-19, of this Agreement shall remain in full force and effect notwithstanding any such termination.

(a)       Death. The employment of the Executive hereunder shall terminate immediately and automatically upon his death.

(b)       Disability. The Company shall have the right to terminate the employment of the Executive hereunder after the occurrence and during the continuance of any Disability (as hereinafter defined) of the Executive, which termination shall become effective upon fifteen (15) days’ prior written notice to the Executive.

(c)       Cause. The Company shall have the right to terminate the employment of the Executive hereunder for Cause, which termination shall become effective immediately upon written notice to the Executive specifying the particulars of the circumstances forming the basis for such Cause.

(d)       Good Reason. The Executive shall have the right to resign and terminate his employment hereunder for Good Reason, which termination shall become effective immediately upon fifteen (15) day’s prior written notice to the Company specifying the particulars of the circumstances forming the basis for such Good Reason.

(e)       Termination Date. Notwithstanding the foregoing provisions of this Section 6, in any notice of termination given pursuant to any of such foregoing provisions the terminating Party may designate an alternative date of termination, of not more than thirty (30) days in excess of the notice period provided under the relevant provision of this Section 6, in which case such designated alternative date shall be effective date of termination of the Executive’s employment under this Agreement. The date of such termination, as the case may be, is hereinafter sometimes referred to as the “Termination Date.”

(f)       Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

(i)       "Disability" means an inability of the Executive to perform a substantial portion of the Executive’s duties hereunder by reason of physical or mental incapacity or disability for a total of ninety (90) days or more (whether or not consecutive) during any consecutive period of three hundred and sixty-five (365) days, as determined by the Board in its good faith judgment.

(ii)       "Cause" means and includes: (A) the commission by the Executive of a felony or any crime involving moral turpitude, (B) the commission of any other act or omission by the Executive involving dishonesty, disloyalty, or fraud with respect to Curiosity Ink, the Company or any of their affiliates (collectively, “Grom Group”), officers, directors, employees, representatives, contractors or agents (collectively, “Grom Representatives”); (C) conduct on the part of the Executive tending to bring the Grom Group (or any of its constituent entities) or any Grom Representative into substantial public disgrace or disrepute as reasonably determined by Company; (D) the substantial and repeated failure on the part of the Executive to perform his duties hereunder as reasonably directed by the Board; (E) gross negligence or willful misconduct on the part of the Executive with respect to the Grom Group (or any of its constituent entities) or any Grom Representative that is materially and demonstrably injurious to the Company's business, financial condition, and/or reputation; and (F) any material breach by the Executive of this Agreement; provided, however, that in the case of the foregoing clauses (D), (E) and (F) such “Cause” shall not exist unless (x) the Company shall first have provided the Executive with written notice specifying in reasonable detail the particulars of the circumstances of such potential “Cause” and (y) such circumstances shall not have been cured by the Executive within ten (10) days after such notice, or such longer period as may be specified by the Company in such notice.

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(iii)       "Good Reason" means and includes: (A) the assignment to the Executive by the Board of any duties inconsistent in any material respect with the Executive's then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action or actions by Grom Group that, when taken as a whole, results in a significant diminution in the Executive's position, authority, duties or responsibilities (and excluding for this purpose any isolated, immaterial and inadvertent action(s) not taken in bad faith and which is remedied by the Company and/or Grom Group promptly after receipt of notice thereof given by the Executive); (B) the Company requiring the Executive to be based at a location more than fifty (50) miles from Curiosity Ink’s current executive office location, except for requirements of temporary travel on Grom Group business to an extent substantially consistent with the travel policies of the Company applicable to its senior Executives; (C) any purported termination of this Agreement on the part of the Company of the Executive's employment hereunder other than as expressly permitted by this Agreement; (D) any reduction of Executives Base Salary without Cause; (E) any reduction in the Executive’s target “Bonus Opportunity” under Section 4(b) above without Cause; (F) any Change in Control (as defined below); and (G) any material breach by the Company of this Agreement; provided, however, that in the case of the foregoing clauses (C), (D) and (E) such “Good Reason” shall not exist unless (x) the Executive shall first have provided the Company with written notice specifying in reasonable detail the particulars of the circumstances of such potential “Good Reason” and (y) such circumstances shall not have been cured by the Company within ten (10) days after such notice, or such longer period as may be specified by the Executive in such notice.

(iv)       "Change in Control" means the occurrence of any of the following: (1) one person or entity (or more than one person or entity acting as a group) acquires beneficial ownership of stock of the Company that, together with the stock held by such person, entity or group, constitutes more than 50% of the total voting power of the outstanding stock of the Company; provided that, a “Change in Control” shall not be deemed to have occurred if such person, entity or group previously held in excess of 50% of the total voting power of the Company's outstanding; or (2) a majority of the members of the Board of Directors of the Company are replaced during any twelve-month period by directors whose appointment or election was not endorsed by a majority of such Board of Directors before the date of appointment or election.

7.       Obligations Upon Termination. Upon the termination of this Agreement as provided hereinabove:

(a)       Company Without Cause; Resignation for Good Reason. In the event that during the Employment Period (x) the Company terminates the Executive's employment hereunder without Cause (and not due to the death or Disability of the Executive) or (y) the Executive resigns and terminates this Agreement for Good Reason pursuant to Section 6(d) above, then the Company shall pay (or cause to be paid) to the Executive promptly thereafter a single cash severance payment equal to, in the case of such a termination: (i) during the first three months of the Initial Term, twenty-five percent (25%) of Base Salary, (ii) after the first three months of the Initial Term but before the expiration of the second (2nd) year of the Initial Term, fifty percent (50%) of Base Salary, and (iii) during the third (3rd) year of the Initial Term and any Extended Term(s), one hundred percent (100%) of Base Salary.

(b)       Death; Disability; Cause; Without Good Reason. In the event that during the Employment Period (x) the Executive dies, or the Company terminates the Executive's employment hereunder due to his Disability or for Cause, or (y) the Executive resigns or terminates this Agreement without Good Reason, then the Company shall have no further payment obligations to the Executive hereunder except for: (i) the payment of any Base Salary, bonuses or unreimbursed expenses accrued but unpaid as of the Termination Date and (ii) any other local statutory requirements for employment separation.

(c)       Post-Termination Healthcare; Without Cause; For Good Reason. In the event that during the Employment Period (x) the Company terminates the Executive's employment without Cause, or (y) the Executive resigns or terminates this Agreement for Good Reason, then, for the twelve (12) month period immediately following the Termination Date, the Company shall arrange to provide Executive and his dependents medical, vision and dental insurance benefits on a monthly basis that is substantially similar to such benefits as provided to Executive and his dependents immediately prior to the Termination Date or, if more favorable to Executive, those provided to Executive and his dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to Executive than the cost to Executive immediately prior to such date or occurrence; provided, however, that the Company shall reimburse Executive for the excess, if any, of the cost of such benefits to Executive over such cost immediately prior to the Termination Date. Any such reimbursement under this Section 7(c) shall be made promptly in accordance with Company policy, but in any event on or before the last calendar day of the month following the month in which the expense or cost was incurred. Benefits otherwise receivable by Executive pursuant to this Section 7(c) shall be reduced to the extent that benefits of the same type are received by or made available to Executive from any other source during the twelve (12) month period following the Termination Date, and any such benefits received by or made available to Executive shall be reported to the Company by Executive.

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8.       Covenants of the Executive.

(a)       Confidentiality.

(i)       The Executive recognizes that the Executive’s position with Grom Group (which includes Curiosity Ink) is one of trust and confidence. The Executive acknowledges that, Grom Group has and will devote substantial time and effort and resources to developing the Grom Group's business(es) and clients, and that during the course of the Executive’s employment with Curiosity Ink and/or the Grom Group, the Executive necessarily has and will become acquainted with confidential information, including (without limitation) Curiosity Ink’s, and other Grom Group member’s respective: work product and other intellectual property, their respective creative processes and methods of execution, their respective clients, potential clients and suppliers (including names, addresses and contact information thereof), and their respective trade secrets and other non-public, proprietary and/or confidential information (collectively, "Confidential Information"). The Executive acknowledges and agrees that the Confidential Information is of incalculable value to the Company and Grom Group and that the Company and Grom Group would suffer damage if any of the Confidential Information was improperly disclosed.

(ii)       The Executive recognizes that because of the opportunities and support so provided to the Executive and because of Executive's access to the Company's Confidential Information, Executive would be in a unique position to divert business and/or business opportunities from Grom Group and to commit irreparable damage to the Company were Executive to be allowed to divulge any of the Confidential Information.

(iii)       The Executive covenants and agrees that the Executive will not, at any time during or after Employment Term and regardless of any expiration or termination of the this Agreement (by the Company or Executive) or the Executive’s relationship with Grom Group: reveal, divulge, or make known to any person or entity any Confidential Information made known to the Executive or of which the Executive has become aware (and regardless of whether, when or by whom conceived, created, developed, prepared, devised or executed (“Created”), including whether or not Created in whole or in part by the efforts or under the supervision of the Executive) except to the extent that such disclosure is necessary, advisable, convenient or proper to carry out the Executive’s obligations hereunder and duties to Grom Group. The Executive further covenants and agrees that the Executive: (i) shall retain all Confidential Information in trust for the sole benefit of Grom Group, (ii) will not divulge or deliver or show any Confidential Information to any unauthorized person or entity, and (iii) the Executive will not make use of any Confidential Information in any independent business or venture unaffiliated with Grom Group; provided, however, that the Executive has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Executive.

(iv)       The Executive agrees that, upon termination of the Executive’s employment with the Company, for any reason whatsoever, or for no reason, and at any time, the Executive shall return to the Company all papers, documents and other property of the Company placed in the Executive’s custody or control or obtained by the Executive which relate to Confidential Information, and the Executive will not retain copies of any such papers, documents or other property for any purpose whatsoever.

(b)       Non-Competition. Executive acknowledges that: (i) Grom Group operates a social media network designed for children, non-adults and families, and the principal business activity of Curiosity Ink is producing animated and/or other feature films, television series and physical books for a children, non-adults and families, including by creating original content revitalizing pre-existing intellectual existing properties (each described in this clause (b), a "Restricted Business"); (ii) during his employment or association with the Company, Curiosity Ink, and/or Grom Group he has or will become familiar with proprietary information, work product, trade secrets and other Confidential Information relating to a Restricted Business; and (iii) his services have been and will be of special, unique and extraordinary value to Grom Group. Executive therefore agrees that during the Employment Period and for a period of one (1) year thereafter (the "Non-Compete Period"), Executive will not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any other manner engage in any business which competes either directly or indirectly with Curiosity Inc. or Grom Group in the Restricted Business in any market in which any Grom Group member is then operating, or is or was considering operating at any given point in time during the Employment Period. Nothing in this Section 8(b) will be deemed to prohibit the Executive from having an equity interest in the Company or Curiosity Inc. or being a passive owner of less than two percent (2%) of an entity in a competing business as described above which is publicly traded, so long as Executive has no direct or indirect participation in such entity. Notwithstanding the foregoing, Executive shall not be subject to the foregoing covenants regarding Restricted Business post-Termination Date in the event that the Executive’s employment hereunder is terminated: (i) for any reason during the first three (3) months of the Initial Term or (ii) for cause during the first six (6) months of the Initial Term.

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(c)       Non-Solicitation of Business. Executive will not, during the Employment Period or at any time within the two (2) year period thereafter (the “Non-Solicitation Period”), for any reason, solicit or assist any other person to solicit, whether directly or indirectly, any business (other than for Grom Group) from any person or entity: (i) that is a Grom Group member; (ii) for which Grom Group has provided financing; (iii) for which Grom Group has been engaged to provide any kind of products, intellectual property and/or services; (iv) that has either invested in, participated in a financing for, or licensed any intellectual property to or from Grom Group (including Curiosity Ink); or (v) that has either been solicited by Grom Group to invest in, or participate in a financing for, a customer, licensor or licensee of Grom Group.

(d)       Non-Solicitation of Employees and Contractors. Executive will not, during the Non-Solicitation Period, for any reason, directly or indirectly: (i) induce or attempt to induce any employee or full-time independent contractor of Grom Group to leave the employ or contracting relationship with Grom Group, or in any way interfere with the relationship between Grom Group and any employee or full-time independent contractor thereof, (ii) solicit for employment or as an independent contractor any person who was an employee or full-time independent contractor of Grom Group at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensor, licensee or other business relation of Grom Group to cease doing business with Grom Group or in any way interfere with the relationship between any such customer, supplier, licensor, licensee or other business relation and Grom Group.

(e)       Work Product. The Executive agrees that all innovations, animation, art work, inventions, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to (x) Curiosity Ink or (z) any other business which Grom Group has taken or plans to take significant action to pursue, and which are or were Created in whole or in part by the efforts or under the supervision of the Executive during the Employment Period (any of the foregoing, hereinafter "Work Product") belong to Grom Group. The Executive will promptly disclose all Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

(f)       No Conflict. The Executive represents and warrants to the Company that the Executive is not a party to or bound by any employment, noncompete, confidentiality or other agreement or undertaking which purports to prevent or limit his ability to enter into this Agreement or perform his obligations hereunder, including this Section 8.

(g)       Enforcement.

(i)       Executive acknowledges that Grom Group will suffer substantial and irreparable damages not readily ascertainable or compensable in terms of money in the event of the breach of any of the Executive’s obligations under Sections 8(a) through 8(e) hereof. Executive therefore agrees that: (A) the provisions of Sections 8(a) through 8(e) shall be construed as an agreement independent of the other provisions of this Agreement and any other agreement of Grom Group and Executive (including the Purchase Agreement and any other Seller Transaction Document (as defined therein)), and (B) the Company, in addition to any other remedies (including damages) provided by law, shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction thereof. Accordingly, in addition to all of the Company's rights and remedies under this Agreement, including but not limited to, the right to the recovery of monetary damages from the Executive, the Company shall be entitled, and the Executive hereby consents, to the issuance by any court of competent jurisdiction of temporary, preliminary and permanent injunctions, without bond, enjoining any such breach or threatened breach by the Executive. The Executive's sole remedy in the event of any injunction or order shall be dissolution thereof, if warranted, upon duly held hearing in a court of competent jurisdiction. The Executive hereby waives all claims for damages for wrongful issuance of any such injunction. The rights and remedies set forth in this Section 8(f) shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under (x) law or equity and/or (y) the Purchase Agreement and any other Seller Transaction Document.

(ii)       Without limiting the generality of Section 10 below, if at any time any of the provisions of this Section 8 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, by a court of competent jurisdiction, then this Section 8 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter.

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(iii)       The Executive agrees to cooperate with Grom Group, during the Employment Period and thereafter (including following the Executive’s termination of employment for any reason), by making himself reasonably available to testify on behalf of any relevant Grom Group member in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist such Grom Group member in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel as reasonably requested.

9.       Purchaser Common Stock. The Parties acknowledge that under the Purchase Agreement the Company has and/or will issue to the Executive shares of its common stock (“Company Common Shares”) that will not have previously been registered under the Securities Act (as defined in the Purchase Agreement) and thus not be immediately freely tradeable in public markets. In the event that (whether before or after they become freely tradeable in public markets) the Executive wishes to sell publicly or privately all or any substantial portion of his Company Common Shares he will notify the Company of such fact in advance and thereafter the Parties will negotiate in good faith in order to determine if they can come to a mutually acceptable agreement for the Company (and/or its designee) to purchase such Company Common Shares from the Executive on terms acceptable to him.

10.       Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each other provision hereof shall be enforceable and valid to the fullest extent permitted by law.

11.       Successors and Assigns.

(a)       This Agreement and all rights under this Agreement are personal to the Executive and shall not be assignable by Executive. All of the Executive's rights under the Agreement shall inure only to the benefit of the Executive and his successors by operation of law.

(b)       This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Any entity succeeding to the business of the Restricted Business by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

12.       Governing Law. This Agreement and all matters arising out of or relating to this Agreement, whether sounding in contract or tort, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any other jurisdiction.

13.       Venue. The Parties agree that any legal action for any dispute, unresolved controversy or claim arising out of or relating to this Agreement shall be brought exclusively in the state and federal courts located in the City of Wilmington, State of Delaware, and each Party hereby (x) irrevocably submits with regard to any such legal action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (y) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (z) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the aforesaid courts. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BYLAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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14.       Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile or email, on the date of transmission, or (c) if by courier service, on the second (2nd) business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. A Party may change or supplement the addresses given hereinbelow, or designate additional addresses, for purposes of this Section 14 by giving the other Party written notice of the new address in the manner set forth herein.

15.       Complete Understanding. Except for the Purchase Agreement and other Seller Transaction Documents, this Agreement supersedes any and all prior contracts, understandings, discussions and agreements relating to employment between the Executive and Grom Group and constitutes the complete understanding between the Parties and Grom Group with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either Party or Grom Group with respect to the subject matter hereof except as expressly set forth herein.

16.       Modification; Waiver.

(a)       This Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the Party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

(b)       No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

17.       Headings and Word Meanings. Headings and titles in this Agreement are for convenience of reference only and shall not control the construction or interpretation of any provisions hereof. The words “herein,” “hereof,” “hereunder” and words of similar import, when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural unless the context otherwise requires.

18.       Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received counterparts hereof signed by the other Party hereto.

19.       No Strict Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

GROM SOCIAL ENTERPRISES, INC.

By: /s/ Darren Marks
Name: Darren Marks
Title: CEO

Address for Notices:
Grom Social Enterprises, Inc.
2060 NW Boca Raton Blvd., #6
Boca Raton, Florida 33431
Attn: Darren Marks

EXECUTIVE:

/s/ Brent Watts
BRENT WATTS

Address for Notices:
Brent Watts
[***]
[***]

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Schedule A

Form of Non-Qualified Option Agreement

(See pages that follow)